Comparison of change in value of $10,000 investment in Dreyfus Financial Services Fund and the Goldman Sachs Financial Services Index


EXHIBIT A:

                               Goldman
                Dreyfus         Sachs
               Financial      Financial
   PERIOD       Services      Services
                  Fund         Index *

  12/28/01      10,000         10,000
   3/31/02      10,464         10,406
   6/30/02       9,784          9,778
   9/30/02       8,456          8,323







* Source: Bloomberg L.P.


Comparison of change in value of $10,000 investment in Dreyfus Premier Micro-Cap Growth Fund Class A shares,
Class B shares, Class C Shares and Class T Shares and the Russell 2000 Growth Index

EXHIBIT A:

             Dreyfus     Dreyfus     Dreyfus     Dreyfus
             Premier     Premier     Premier     Premier
            Micro-Cap   Micro-Cap   Micro-Cap   Micro-Cap
              Growth      Growth      Growth      Growth     Russell
               Fund        Fund        Fund        Fund        2000
  PERIOD     (Class A    (Class B    (Class C    (Class T     Growth
             shares)     shares)     shares)     shares)     Index *

 11/27/00     9,427      10,000      10,000       9,549      10,000
 12/31/00     9,042       9,584       9,592       9,160      10,612
  3/31/01     8,364       8,848       8,848       8,464       8,999
  6/30/01    10,905      11,512      11,512      11,024      10,616
  9/30/01     8,884       9,360       9,360       8,976       7,635
 12/31/01    11,342      11,936      11,936      11,459       9,633
  3/31/02    11,639      12,227      12,227      11,752       9,444
  6/30/02    11,205      11,742      11,750      11,297       7,962
  9/30/02     8,861       8,904       9,271       8,930       6,248

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Small Cap Opportunity Fund and the Russell 2000 Index


EXHIBIT A:


                Dreyfus
               Small Cap        Russell
   PERIOD     Opportunity        2000
                  Fund          Index *

  11/30/01      10,000          10,000
  12/31/01      10,848          10,617
  3/31/02       11,184          11,040
  6/30/02        9,856          10,118
  9/30/02        7,408          7,953






* Source: Lipper Inc.